Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 13 dated November 7, 2025 relating to the Common Stock, $0.001, of Light & Wonder, Inc. shall be filed on behalf of the undersigned.

FINE CAPITAL PARTNERS, L.P. By: /s/ Debra Fine
Name: Debra Fine
Title: Manager

FINE CAPITAL ADVISORS, LLC By: /s/ Debra Fine
Name: Debra Fine
Title: Manager

ADOM PARTNERS, L.P. By: /s/ Debra Fine
Name: Debra Fine
Title: Principal of the General Partner

DEBRA FINE By: /s/ Debra Fine